SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                             ENTRADA SOFTWARE, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
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    paid  previously.  Identify the previous filing by  registration  statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                             ENTRADA SOFTWARE, INC.
                             7825 EAST GELDING DRIVE
                            SCOTTSDALE, ARIZONA 85260

                  NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS
                            TO BE HELD APRIL 27, 2000


April 7, 2000


Dear Stockholder:

     Our Annual Meeting of Stockholders will be held on Thursday April 27, 2000 at 10:00 a.m. local time at our corporate headquarters at 7825 East Gelding Drive, Scottsdale, Arizona.

     The purpose of the meeting is to elect three directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The board of directors recommends that you vote in favor of the election of the nominated directors. The accompanying Proxy Statement describes their election in greater detail.

     Directors and officers will be available before and after the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding Entrada's affairs, and for discussion of the business to be considered at the meeting as explained in the enclosed Proxy Statement.


Bruce D. Williams
Chief Executive Officer

                             ENTRADA SOFTWARE, INC.
                             7825 EAST GELDING DRIVE
                            SCOTTSDALE, ARIZONA 85260

                       ANNUAL MEETING OF THE STOCKHOLDERS
                                 PROXY STATEMENT


MEETING DATE

     Thursday, April 27, 2000 at 10:00 a.m., at our corporate headquarters at 7825 East Gelding Drive, Scottsdale, Arizona

AGENDA

     Elect three directors

PROXIES SOLICITED BY

     The Board of Directors

FIRST MAILING DATE

     April 7, 2000

RECORD DATE

     March 16, 2000. On the Record Date, there were 7,165,000 shares entitled to vote at the Meeting, consisting of 6,900,000 shares of common stock, each entitled to one vote, and 250,000 shares of Series A Preferred Stock, each entitled to 1.06 votes, or a total of 265,000 votes.

VOTING

     If you were a holder of common or preferred stock on the record date, you may vote at the Meeting. Each share of common stock is entitled to one vote, and each share of preferred stock is entitled to 1.06 votes at the meeting. You can vote in person at the Meeting, or you can vote by proxy.

PROXIES

     We will vote signed proxies "FOR" the nominees for director unless you vote differently on the Proxy Card. The proxy holders will use their discretion on any other matters submitted to a vote of the stockholders.

REVOKING YOUR PROXY

     You may revoke your proxy by delivering a written and signed revocation letter to Terry J. Gustafson, Secretary, at the Scottsdale address shown above.

VOTING PROCEDURES

     Directors must receive a plurality of the shares present and voting in person or by proxy, in order to be elected. A plurality means receiving the largest number of votes, regardless of whether that is a majority. You may not cumulate votes.

OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the Meeting. If other business is properly brought before the Meeting, the persons appointed in the enclosed proxy will vote using their discretion.

A brief description of the item being submitted and the recommendation of the Board of Directors with respect to the item is as follows:

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                                    PROPOSAL
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                             TO ELECT THE DIRECTORS

                                BOARD INFORMATION

The Company's Board of Directors currently consists of Bruce D. Williams,  Terry
L. Simpson and Michael S. Williams, and each has been nominated for an additional term:

           Name               Age                 Position
           ----               ---                 --------
     Bruce D. Williams        44       Director, Chief Executive Officer and
                                       President

     Terry L. Simpson         48       Chairman of the Board of Directors and
                                       Chief Technical Officer

     Michael S. Williams      53       Director

BRUCE D. WILLIAMS, DIRECTOR CHIEF EXECUTIVE OFFICER AND PRESIDENT, Mr. Williams was a co-founder of Entrada's predecessor, CIMsoft, Inc., and has served Director, Chief Executive Officer and President of Entrada since September 1999. From 1994 to 1999, Mr. Williams was a Strategic Business Development Manager for Sybase, Inc., responsible for developing the handheld and embedded strategic business relationships between Sybase and major partners, including Motorola, Intermec, Symbol, 3Com, Sun, SAIC and others. He also developed the strategic business relationship between Sybase and Motorola, Inc. Earlier he developed a new southwestern professional services district based in Phoenix, Arizona, and performed staff, sales and delivery management of consulting services. This involved managing a professional services district with a staff of 40 consultants, practice managers, and district administrators.

From 1978 to 1994, Mr. Williams was a technical manager and systems and software engineer for Ball Aerospace Systems in Boulder, Colorado. He led the development, implementation, and integration of information technology solutions as chief architect for an open-systems client/server environment. He managed a department of 40 engineers, analysts, and computer scientists who developed flight and ground software for aerospace applications. He also managed a field team of engineers developing and testing flight and ground operations software for the Hubbell Space Telescope.

 Mr. Williams received a Master of Engineering, Engineering Management and Computer Science degree in 1982, and a Bachelor of Science, Physics and Astrophysics degree in 1978 from the University of Colorado. In addition, he performed work in Graduate Study, Project and Organizational Management at the Whiting School of Engineering Johns Hopkins University.

TERRY L. SIMPSON, CHAIRMAN AND CHIEF TECHNICAL OFFICER. Mr. Simpson was a co-founder of Entrada's predecessor, CIMsoft, Inc., and the inventor of the Kinnosa product suite, and has served as Chairman of the Board of Directors and Chief Technical Officer of Entrada since September 1999. From 1996 through 1999, Mr. Simpson was employed by Sybase, Inc. to manage the implementation of the Kinnosa product suite at Motorola. He was responsible for successfully planning resources and delivering major consulting projects on schedule, to successfully put Kinnosa into a production environment. From 1991 to 1996 Mr. Simpson was a consultant and completed the Kinnosa product development.

Mr. Simpson holds a Bachelor of Science Degree in Engineering from West Virginia University.

MICHAEL S. WILLIAMS, DIRECTOR. Mr. Williams has served as a Director of Entrada since September 1999. Since December 1995, Mr. Williams' sole occupation has been as the CEO and Chief Portfolio Officer of Aztore Holdings, Inc., a public investment company ("Aztore"). Since 1994, Mr. Williams served in similar capacities with Bulldog Investment Company, LLC ("Bulldog"), a predecessor to Aztore. Bulldog and Aztore both act as merchant bankers and specialize in early stage public companies and companies in turnaround situations. In his capacity of advising such companies, Mr. Williams has served as an officer and director for companies that were involved in bankruptcy proceedings. Aztore was the controlling shareholder of The Rotherwood Group until it acquired CIMsoft in September 1999.

From 1990 to 1993, Mr. Williams was the principal of Bucher & Williams, a company similar to Bulldog. From 1987 to 1990, Mr. Williams was the President, Chief Financial Officer and a director of ShareData Inc. ("SDI"), a publicly held software company. Aztore became the successor to SDI after SDI was reorganized in bankruptcy in December 1995, at which time Mr. Williams became its CEO.

For the six years prior to 1987, Mr. Williams was continuously employed in the securities business as an investment banker in Detroit, Michigan.

Mr. Williams obtained a BA degree in History and Political Science from Pennsylvania State University and received an MBA degree in Strategic Planning and Corporate Finance from the Wharton Graduate School of the University of Pennsylvania.

CERTAIN TRANSACTIONS

On January 15, 1999, CIMsoft was capitalized with $2,100 cash and the rights to the Kinnosa software in exchange for 4,897,960 shares of common stock. These shares were issued in the amounts of 3,183,674 to Mr. Simpson, 979,592 to Mr. Bruce Williams and 734,694 to Mr. Gustafson.

On June 30, 1999 Aztore Holdings, Inc., then the majority shareholder of TRG, converted $82,820 in debt and assumed an approximate $20,000 liability of TRG in exchange for 100,000 shares of TRG Series A preferred stock. The $82,820 debt resulted from advances made to TRG by Aztore.

Effective September 1, 1999, TRG acquired 100% of the outstanding stock of CIMsoft in exchange for 5,400,008 shares of common stock. These shares were issued 3,183,674 to Mr. Simpson, 979,592 to Mr. Bruce Williams, 734,694 to Mr. Gustafson and the remaining 502,048 shares to sixteen other shareholders of CIMsoft. In conjunction with the acquisition, Aztore Holdings, Inc. purchased 150,000 shares of TRG's Series A preferred stock for $150,000.

In January and February 2000, Aztore Holdings, Inc. and its officers exercised warrants to purchase approximately 163,000 shares of Entrada's common stock for $1.50 per share.

DIRECTOR COMPENSATION

Directors are not currently compensated for their services on the Board of Directors.

BOARD MEETINGS

The Board of Directors held four regular meetings in 1999. Each director attended all four meetings.

BOARD COMMITTEES

The Board has authorized Audit and Compensation Committees, and has appointed Michael S. Williams as the sole member of the Audit Committee, and Michael S. Williams and Bruce D. Williams as the members of the Compensation Committee. These committees held no meetings in 1999. The Board has defined the roles of these committees as follows:

     THE AUDIT COMMITTEE recommends to the Board appointment of our independent auditors, and reviews audit reports, accounting policies, financial statements, corporate compliance programs, internal controls, audit fees, and certain officer expenses.

     THE COMPENSATION COMMITTEE reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options and other awards under the Company's stock plan.

INDEPENDENT AUDITORS

For the year ended December 31, 1999 the Company engaged King, Weber & Associates, LLC to audit its financial statements. The Board of Directors and the Audit Committee have not yet selected independent auditors for the current year, and, therefore, no recommendation is made to the stockholders at this time.

THE BOARD RECOMMENDS THAT BRUCE D. WILLIAMS, TERRY L. SIMPSON AND MICHAEL S. WILLIAMS BE ELECTED AS DIRECTORS OF THE COMPANY.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 1999, the ownership of each person known by us to be the beneficial owner of five percent or more of Entrada's common stock, each officer and director individually, and all officers and directors as a group. Entrada has been advised that each person has sole voting and investment power over the shares listed below unless otherwise indicated.

                                           Share Amounts and           Percent
Name and Address of Beneficial Owner      Nature of Ownership          of Class
------------------------------------      -------------------          --------

 Terry L. Simpson                             3,183,674                47.30%(1)
 7825 East Gelding Drive
 Scottsdale, Arizona  85260

 Bruce D. Williams                              979,592                14.56%(1)
 7825 East Gelding Drive
 Scottsdale, Arizona  85260

 Terry J. Gustafson                             734,694                10.92%(1)
 7825 East Gelding Drive
 Scottsdale, Arizona  85260

 Michael S. Williams                          1,537,157(3)             20.51%(2)
 3710 East Kent Drive
 Phoenix, Arizona 85044

 Aztore Holdings, Inc.                        1,399,037(3)             18.67%(2)
 3710 East Kent Drive
 Phoenix, Arizona  85044

 All Directors and Officers                   6,435,117                85.86%(2)
  as a Group (4 persons)
----------
(1)  Based on 6,730,180 shares of common stock outstanding.

(2) Based on 7,495,180 shares of common stock, including 6,730,180 shares outstanding, the assumed exercise of 500,000 common stock warrants, and the assumed conversion of 250,000 shares of Series A preferred stock.

(3) Includes 74,734 shares of common stock owned by Mr. Williams, plus the assumed exercise of 63,386 common stock warrants owned by Mr. Williams, and 1,399,037 shares held by Aztore Holdings, Inc. including 1,071,983 shares of common stock, 62,054 common stock warrants and 250,000 shares of Series A preferred stock. Mr. Williams is deemed to have beneficial ownership of the shares held by Aztore Holdings, Inc. due to his power to vote and sell these shares. Mr. Williams disclaims beneficial ownership except to the extent of his ownership of Aztore Holdings, Inc.

                                   MANAGEMENT

The executive officers and directors of Entrada are:

      Name               Age                      Position
      ----               ---                      --------

Bruce D. Williams        44     Director, Chief Executive Officer and President

Terry L. Simpson         48     Chairman of the Board of Directors and Chief
                                Technical Officer

Terry J. Gustafson       54     Chief Financial Officer, Secretary and Treasurer

Michael S. Williams      53     Director

EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for services to Entrada for the year ended December 31, 1999. No officer of Entrada received salary or bonus in excess of $100,000 in this period.

Name/Position                Year          Salary         Bonus        Other
-------------                ----          ------         -----        -----

Bruce D. Williams, CEO       1999          $26,250         --           --

EMPLOYMENT CONTRACTS

We currently have "at will" employment contracts with Messrs. Bruce Williams, Simpson and Gustafson, that provide for nine month's salary continuation in the event of termination of employment under certain conditions, but do not specify compensation amounts.

STOCK OPTION PLAN

Under the 1999 Equity Incentive Plan (the "Plan") 2,100,000 shares of common stock are reserved for option and stock grants to directors, employees and service providers to Entrada. The Plan expires September 30, 2009. As of December 31, 1999, Entrada had granted 295,000 options with a four year vesting period and a $.50 exercise price. At December 31, 1999, 5,000 options had vested and were exercisable, and none had been exercised.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

In accordance with Section 16(a) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission ("SEC"), the Company's directors, executive officers and certain other 10% stockholders are required to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all these reports they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during fiscal 1999 all filings required under Section 16(a) applicable to its directors, executive officers and 10% stockholders were satisfied.

                            COMPANY STOCK PERFORMANCE

Our common stock first traded on the OTC Bulletin Board on March 3, 2000. Prior to that date our stock was not traded on any organized exchange.

The following table shows the high and low bid prices for Entrada's common stock as reported by the OTC Bulletin Board for the period indicated. The quotations are inter-dealer prices, without retail mark-up, markdown or commission, and may not reflect actual transactions.

                                                     High            Low
                                                     ----            ---

         March 3 to March 31, 2000                   $9.25          $3.06

                              STOCKHOLDER PROPOSALS

Stockholders may submit proposals to be considered for stockholder action at the 2001 Annual Meeting of Stockholders and inclusion in the Company's Proxy Statement and proxy card if they do so in accordance with the appropriate regulations of the SEC. For such proposals to be considered for inclusion in the Proxy Statement for the 2001 meeting, the Company must receive proposals no later than November 15, 2000. Such proposals should be directed to Entrada Software Inc., 7825 East Gelding Drive, Scottsdale, Arizona 85260 to the attention of the Secretary. The Company received no proposals for the 2000 Annual Meeting of Stockholders.

                             ADDITIONAL INFORMATION

A copy of Entrada's Form 10-KSB for the year ended December 31, 1999 is enclosed. The Form 10-KSB is not considered part of this Proxy Statement. Upon written request to the Company, an additional copy of the Form 10-KSB (not including Exhibits) will be provided to anyone to whom this Proxy Statement is delivered. You also may obtain our SEC filings through the Internet at www.sec.gov.


                                          By Order of the Board of Directors,

                                          Terry J. Gustafson
                                          Secretary and Treasurer

April 7, 2000

                            STOCKHOLDER'S PROXY CARD
                       2000 ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY APRIL 27, 2000

The undersigned hereby appoints Bruce D. Williams, Terry L. Simpson and Terry J. Gustafson, and each of them, as proxies to attend the 2000 Annual Meeting of Stockholders of the Company to be held on Thursday, April 27, 2000 at 10:00 a.m., local time, in Scottsdale, Arizona and any meeting adjournment, and vote shares of common stock, held by the undersigned as indicated on the reverse side of this card, upon the election of Directors, and any other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ENTRADA SOFTWARE, INC. PURSUANT TO A SEPARATE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. THIS CARD SHOULD BE MAILED IN THE ENCLOSED ENVELOPE IN TIME TO REACH THE COMPANY BY 9:00 A.M., MST, ON THURSDAY, APRIL 27, 2000.

ELECTION OF DIRECTORS
Nominees:

     Bruce D. Williams
     Terry L. Simpson
     Michael S. Williams

     [ ] FOR all nominees as listed (except as marked to the contrary below).

     [ ] WITHHOLD authority to vote for all nominees.

To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line below:

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The Board of  Directors  recommends  a vote FOR the above  Directors,  which are proposed by the Board (as described in the accompanying Proxy Statement). IF YOU SIGN AND RETURN THIS CARD WITHOUT MARKING OTHERWISE, THE PROXY CARD WILL BE TREATED AS BEING "FOR" THE DIRECTORS.

Dated:                    , 2000
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Signature(s)

------------------------------------

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PLEASE SIGN HERE EXACTLY AS YOUR NAME(S)  APPEAR ON THIS PROXY CARD.  GIVE TITLE
IF YOU SIGN AS TRUSTEE, CORPORATE OFFICER, EXECUTOR, ADMINISTRATOR OR GUARDIAN.